Exhibit 99.1
Certara Reports Fourth Quarter 2025 Financial Results; Provides Full Year 2026 Guidance

FY 2025 Revenue of $418.8M (9% growth) and Adj. EBITDA of $134.5M (10% growth)
Fourth Quarter Revenue of $103.6M (3% growth) and Adj. EBITDA of $32.5M (-3% decline)
FY 2026 Revenue Growth of 0-4%
FY 2026 Adjusted EBITDA Margin of 30-32%
FY 2026 Adjusted Diluted EPS of $0.44-$0.48
RADNOR, PA— February 26, 2026-- Certara, Inc. (Nasdaq: CERT), a global leader in model-informed drug development, today reported its fourth quarter and full fiscal year 2025 financial results.
Fourth Quarter Highlights:
•Appointment of Jon Resnick as Chief Executive Officer and Member of the Board of Directors, effective January 1st, 2026.
•Revenue was $103.6 million, compared to $100.4 million in the fourth quarter of 2024, representing growth of 3%.
•Software revenue was $46.4 million, compared to $42.3 million in the fourth quarter of 2024, representing growth of 10%.
• Services revenue was $57.3 million, compared to $58.1 million in the fourth quarter of 2024, representing a decrease of 1%.
•Net loss was $5.9 million, compared to a net income of $6.6 million in the fourth quarter of 2024, representing a decrease of 190%.
•Adjusted EBITDA was $32.5 million, compared to $33.5 million in the fourth quarter of 2024, representing a decrease of 3%.
“I am excited to join Certara, the market leader in the fast‑growing, high‑impact fields of AI-enabled biosimulation and model‑informed drug development,” said Jon Resnick, Chief Executive Officer. “In my first 60 days, I have been genuinely impressed by the power of our technology, the depth of our customer relationships, and the strength of our people,. It’s clear that this company - and this market opportunity - have the foundation required for long‑term success.”
“To fully realize our potential, over the course of 2026 we will sharpen our strategic focus, accelerate innovation across our product portfolio, and elevate our commercial execution. It will be a year of transition and investment as we put the right people, processes, and structure in place to position the company to better capture the significant market opportunities and enable the company to drive stronger and sustainable growth.”
“Our full year and fourth quarter revenue performance was in-line with our expectations on both a reported and organic basis. Adjusted EBITDA margin was 32% for the year, at the high end of our plan, driven by operating efficiencies while maintaining investment in R&D.,” said John Gallagher, Chief Financial Officer. “As we look forward into 2026, we expect end markets to remain stable, and we anticipate a number of changes and initiatives over the course of 2026 to drive improving revenue growth through the year, and to better position us for sustained long term growth.”
Fourth Quarter 2025 Results
Total revenue for the fourth quarter of 2025 was $103.6 million, representing year-over-year growth of 3% on a reported basis and 2% on a constant currency basis. The overall increase in revenue was primarily driven by the growth in our biosimulation software and services portfolio. Please see note (1) in the section titled "A Note on Non-GAAP Financial Measures" below for more information on constant currency revenue.
Software revenue for the fourth quarter of 2025 was $46.4 million, representing year-over-year growth of 10% on a reported basis and 8% on a constant currency basis. Software growth was driven by contribution from biosimulation software.
Services revenue for the fourth quarter of 2025 was $57.3 million, representing a year-over-year decrease of 1% on a reported basis and 2% on a constant currency basis. Service revenue declined modestly, reflecting normal seasonal fluctuations, while service bookings increased significantly, supporting continued revenue momentum.
Total Bookings for the fourth quarter of 2025 were $155.2 million representing year-over-year growth of 7%.
Software Bookings for the fourth quarter of 2025 were $56.1 million, representing a year-over-year decrease of 6%. The decrease in software bookings was mainly attributable to external factors and execution challenges.
Services Bookings for the fourth quarter of 2025 were $99.1 million, representing year-over-year growth of 17%. The increase in service bookings was primarily driven by growth across all customer tiers, including large, mid-sized, and small customers.
Total cost of revenues for the fourth quarter of 2025 was $39.2 million, an increase of $0.9 million from $38.3 million in the fourth quarter of 2024, primarily attributable to higher software amortization expense and increased professional and consulting costs.
Total operating expenses for the fourth quarter of 2025 were $63.6 million, which increased by $7.5 million from $56.1 million in the fourth quarter of 2024. Higher operating expenses were primarily due to a $7.0 million increase in employee-related costs, a $0.8 million increase in equipment and software expenses, a $0.8 million increase in professional and consulting expenses, and a $0.7 million increase in transaction expenses, primarily related to refinancing of our term loan, partially offset by lower state business taxes, higher capitalized R&D costs, and a lower provision for credit allowance.
Net loss for the fourth quarter of 2025 was $5.9 million, compared to a net income of $6.6 million in the fourth quarter of 2024. The $12.5 million decrease in net income was primarily driven by higher operating expenses, increased tax expenses, and increased cost of revenues, partially offset by higher revenues.
Diluted earnings per share for the fourth quarter of 2025 was $(0.04), as compared to diluted earnings per share of $0.04 in the fourth quarter of 2024.
Adjusted EBITDA for the fourth quarter of 2025 was $32.5 million compared to $33.5 million for the fourth quarter of 2024, a decrease of $1.1 million. See note (2) in the section titled “A Note on Non-GAAP Financial Measures” below for more information on adjusted EBITDA.
Adjusted net income for the fourth quarter of 2025 was $14.9 million compared to $24.7 million for the fourth quarter of 2024, a decrease of $9.8 million. Adjusted diluted earnings per share for the fourth quarter of 2025 was $0.09, compared to $0.15 for the fourth quarter of 2024. See note (3) in the section titled “A Note on Non-GAAP Financial Measures” below for more information on adjusted net income and adjusted diluted earnings per share.

	THREE MONTHS ENDED DECEMBER 31,		TWELVE MONTHS ENDED DECEMBER 31,
	2025	2024	2025	2024
Key Financials	(in millions, except per share data)
Revenue	$103.6	$100.4	$418.8	$385.1
Software revenue	$46.4	$42.3	$183.3	$155.7
Service revenue	$57.3	$58.1	$235.6	$229.5
Total bookings	$155.2	$144.5	$482.1	$445.3
Software bookings	$56.1	$59.7	$184.3	$169.4
Service bookings	$99.1	$84.8	$297.7	$275.9
Net income (loss)	$(5.9)	$6.6	$(1.6)	$(12.1)
Diluted earnings per share	$(0.04)	$0.04	$(0.01)	$(0.08)
Adjusted EBITDA	$32.5	$33.5	$134.5	$122.0
Adjusted net income	$14.9	$24.7	$70.9	$72.9
Adjusted diluted earnings per share	$0.09	$0.15	$0.44	$0.45
Cash and cash equivalents			$189.4	$179.2

2026 Financial Outlook
Certara is providing its guidance for the full year 2026:
•Full year 2026 revenue is expected to grow in the range of 0-4%.
•Full year adjusted EBITDA margin to be approximately 30-32%.
•Full year adjusted diluted earnings per share is expected to be in the range of $0.44- $0.48.
•Fully diluted shares are expected to be in the range of 160 million to 162 million.
Please note that the Company has not reconciled adjusted EBITDA, adjusted EBITDA margin or adjusted diluted earnings per share forward-looking guidance included in this press release to the most directly comparable GAAP measures because this cannot be done without unreasonable effort due to the variability and low visibility with respect to costs related to acquisitions, financings, and employee stock compensation programs, which are potential adjustments to future earnings. We expect the variability of these items to have a potentially unpredictable, and a potentially significant, impact on our future GAAP financial results.

Webcast and Conference Call Details
Certara will host a conference call today, February 26, 2026, at 8:30 a.m. ET to discuss its fourth quarter and full fiscal year 2025 financial results. Investors interested in listening to the conference call are required to register online in advance of the call. A live and archived webcast of the event will be available on the “Investors” section of the Certara website at https://ir.certara.com.
About Certara
Certara accelerates medicines using biosimulation software, technology and services to transform traditional drug discovery and development. Its clients include more than 2,600 biopharmaceutical companies, academic institutions, and regulatory agencies across 70 countries.
Please visit our website at www.certara.com. We intend to use our website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD.
Such disclosures will be included in the Investor Relations section of our website at https://ir.certara.com. Accordingly, investors should monitor such portion of our website, in addition to following our press releases, Securities and Exchange Commission filings and public conference calls and webcasts.

Forward-Looking Statements
This press release contains certain statements that constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, with respect to the Company’s full-year guidance, the stability of end markets, the Company’s ability to improve execution and drive long-term growth, and the Company’s future business and financial performance, revenue, margin, and bookings. These statements typically contain words such as “believe,” “may,” “potential,” “will,” “plan,” “could,” “estimate,” “expects” and “anticipates” or the negative of these words or other similar terms or expressions. Any statement in this press release that is not a statement of historical fact is a forward-looking statement and involves significant risks and uncertainties. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot provide any assurance that these expectations will prove to be correct. You should not rely upon forward-looking statements as predictions of future events and actual results, events, or circumstances. Actual results may differ materially from those described in the forward-looking statements and are subject to a variety of assumptions, uncertainties, risks and factors that are beyond our control, including any deceleration in, or resistance to, the acceptance of model-informed biopharmaceutical discovery and development; our ability to compete within our market; changes or delays in government regulation relating to the biopharmaceutical industry; trends in research and development spending; operational disruptions, funding constraints and policy changes at the Food and Drug Administration and other government agencies; consolidation within the biopharmaceutical industry; our ability to increase successfully our customer base, expand relationships and the products and services we provide and enter new markets; our ability to retain key personnel or recruit additional qualified personnel; risks related to the mischaracterization of our independent contractors; any delays or defects in our release of new or enhanced software or other biosimulation tools; issues relating to implementation, use and development of artificial intelligence and machine learning in our products and services; failure of our existing customers to renew their software licenses or any delays or terminations of contracts or reductions in scope of work by our existing customers; risks related to our contracts with government customers and receipt of government grants; risks related to any future acquisitions and other strategic transactions; the accuracy of our addressable market estimates; our ability to operate successfully a global business and adverse global economic conditions; our ability to comply with applicable anti-corruption, trade compliance and economic sanctions laws and regulations; our ability to perform our services in accordance with contractual requirements, regulatory standards and ethical considerations; the loss of more than one of our major customers; the ability or inability of our bookings to accurately predict our future revenue and our ability to realize the anticipated revenue reflected in our; lower utilization rates by our employees as a result of catastrophic events, including natural disasters and epidemic diseases; disruptions in the operations of the third-party providers who host our software solutions or any limitations on their capacity or interference with our use; any unauthorized access to or use of customer or other proprietary or confidential data or other breach of our cybersecurity measures, compliance with privacy and cybersecurity laws and related contractual requirements; our ability to reliably meet our data storage and management requirements, or the experience of any failures or interruptions in the delivery of our services over the internet; our ability to comply with the terms of any licenses governing our use of third-party open source software; our ability to adequately enforce or defend our ownership and use of our intellectual property and other proprietary rights; any allegations that we are infringing, misappropriating or otherwise violating a third party’s intellectual property rights; risks related to our indebtedness; any additional impairment of goodwill or other intangible assets; and the other factors detailed under the captions “Risk Factors” and “Special Note Regarding Forward-Looking Statements” and elsewhere in our Securities and Exchange Commission (“SEC”) filings, and reports, including the Form 10-K filed by the Company with the Securities and Exchange Commission on February 26, 2025, and subsequent reports filed with the SEC. Any forward-looking statements speak only as of the date of this release and, except to the extent required by applicable securities laws, we expressly disclaim any obligation to update or revise any of them to reflect actual results, any changes in expectations or any change in events.
A Note on Non-GAAP Financial Measures
This press release contains “non-GAAP measures” which are financial measures that either exclude or include amounts that are not excluded or included in the most directly comparable measures calculated and presented in accordance with U.S. generally accepted accounting principles (“GAAP”). Specifically, the Company makes use of the non-GAAP financial measures adjusted EBITDA, adjusted EBITDA margin adjusted net income (loss), adjusted diluted earnings per share, and constant currency (“CC”) revenue, which are not recognized terms under GAAP. These measures should not be considered as alternatives to net income (loss), net income (loss) margin, or GAAP diluted earnings per share or revenue as measures of financial performance or any other performance measure derived in accordance with GAAP and should not be considered a measure of discretionary cash available to the Company to invest in the growth of its business. The presentation of these measures has limitations as an analytical tool and should not be considered in isolation, or as a substitute for the Company’s results as reported under GAAP. Because not all companies use identical calculations, the presentations of these measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company.
You should refer to the footnotes below as well as the “Reconciliation of Non-GAAP Financial Measures” section in this press release below for a further explanation of these measures and reconciliations of these non-GAAP measures in specific periods to their most directly comparable financial measure calculated and presented in accordance with GAAP for those periods.
Management uses various financial metrics, including total revenues, income (loss) from operations, net income (loss), and certain non-GAAP measures, such as adjusted EBITDA, adjusted EBITDA margin, adjusted net income (loss), adjusted diluted earnings per share and CC revenue, to make budgeting decisions, to make certain compensation decisions, and to compare the Company’s performance against that of other peer companies using similar measures. In addition, management believes these metrics provide useful measures for period-to-period comparisons of the Company’s business, as they remove the effect of certain non-cash expenses and other items not indicative of its ongoing operating performance.
Management believes that adjusted EBITDA, adjusted EBITDA margin, adjusted net income (loss), adjusted diluted earnings per share, and CC revenue are helpful to investors, analysts, and other interested parties because they can assist in providing a more consistent and comparable overview of our operations across our historical periods. In addition, these non-GAAP measures are frequently used by analysts, investors, and other interested parties to evaluate and assess performance. Furthermore, our business has operations outside the United States that are conducted in local currencies. As a result, the comparability of the financial results reported in U.S. dollars is affected by changes in foreign currency exchange rates. We adjust revenues for constant currency to provide a framework for assessing how our business performed excluding the effect of foreign currency rate fluctuations and we believe it is helpful for investors to present operating results on a comparable basis period over period to evaluate its underlying performance.
(1) CC revenue excludes the effects of foreign currency exchange rate fluctuations by assuming constant foreign currency exchange rates used for translation. Current periods revenue reported in currencies other than U.S. Dollars are converted into U.S. Dollars at the average exchange rates in effect for the comparable prior periods.
(2) Adjusted EBITDA represents net income excluding interest expense, provision for (benefit from) for income taxes, depreciation and amortization expense, intangible asset amortization, equity-based compensation expense, goodwill impairment, change in fair value of contingent consideration, acquisition and integration expense and other items not indicative of our ongoing operating performance. Adjusted EBITDA margin represents adjusted EBITDA divided by revenue.
(3) Adjusted net income and adjusted diluted earnings per share exclude the effect of equity-based compensation expense, amortization of acquisition-related intangible assets, goodwill impairment, change in fair value of contingent consideration, acquisition and integration expense, and other items not indicative of our ongoing operating performance as well as income tax provision adjustment for such charges.
In evaluating adjusted EBITDA, adjusted EBITDA margin, adjusted net income, and adjusted diluted earnings per share, you should be aware that in the future the Company may incur expenses similar to those eliminated in this presentation and this presentation should not be construed as an inference that future results will be unaffected by unusual items.
Contacts:

Investor Relations Contact:
David Deuchler
Gilmartin Group
ir@certara.com

Media Contact:
Alyssa Horowitz
Pan Communications
certara@pancomm.com

CERTARA, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	THREE MONTHS ENDED DECEMBER 31,		TWELVE MONTHS ENDED DECEMBER 31,
(IN THOUSANDS, EXCEPT PER SHARE AND SHARE DATA)	2025	2024	2025	2024

Total revenue	$103,648	$100,361	$418,838	$385,148
Cost of revenues	39,171	38,263	161,126	154,516
Operating expenses:
Sales and marketing	14,016	13,197	53,720	47,444
Research and development	11,280	7,772	41,040	37,105
General and administrative	23,893	21,141	85,380	94,221
Depreciation and amortization expense	14,452	13,985	56,556	53,593
Total operating expenses	63,641	56,095	236,696	232,363
Income (loss) from operations	836	6,003	21,016	(1,731)
Other income (expenses):
Interest expense	(5,119)	(5,004)	(19,738)	(21,520)
Net other income	1,373	1,181	6,338	6,067
Total other expenses	(3,746)	(3,823)	(13,400)	(15,453)
Income (loss) before income taxes	(2,910)	2,180	7,616	(17,184)
Provision (benefit) for income taxes	2,985	(4,397)	9,211	(5,133)
Net income (loss) attributable to common stockholders:	$(5,895)	$6,577	$(1,595)	$(12,051)

Net income per share attributable to common stockholders:
Basic	$(0.04)	$0.04	$(0.01)	$(0.08)
Diluted	$(0.04)	$0.04	$(0.01)	$(0.08)
Weighted average common shares outstanding:
Basic	159,281,100	160,891,458	160,394,418	160,392,805
Diluted	159,281,100	161,265,650	160,394,418	160,392,805

CERTARA, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(IN THOUSANDS, EXCEPT PER SHARE AND SHARE DATA)	DECEMBER 31, 2025	DECEMBER 31, 2024
Assets
Current assets:
Cash and cash equivalents	$189,392	$179,183
Accounts receivable, net of allowances for credit losses of $2,235 and $2,164 respectively	103,525	102,189
Prepaid expenses and other current assets	22,202	29,480
Total current assets	315,119	310,852
Other assets:
Property and equipment, net	1,853	2,167
Operating lease right-of-use assets	11,939	13,841
Goodwill	773,311	757,038
Intangible assets, net of $415,804 and $338,809, respectively	447,476	485,214
Deferred income taxes	5,242	3,961
Other long-term assets	1,642	2,031
Total assets	$1,556,582	$1,575,104
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$3,426	$3,502
Accrued expenses	67,131	56,451
Current portion of deferred revenue	75,412	77,829
Current portion of long-term debt	2,963	3,000
Other current liabilities	4,453	5,306
Total current liabilities	153,385	146,088
Long-term liabilities:
Deferred revenue, net of current portion	2,350	1,049
Deferred income taxes	34,366	40,421
Operating lease liabilities, net of current portion	8,438	11,166
Long-term debt, net of current portion and debt discount	290,131	292,425
Other long-term liabilities	5,117	25,299
Total liabilities	493,787	516,448
Commitments and contingencies
Stockholders' equity
Preferred shares, $0.01 par value, 50,000,000 and no shares authorized as of December 31, 2025 and 2024, respectively, no shares issued and outstanding as of December 31, 2025 and 2024, respectively	—	—
Common shares, $0.01 par value, 600,000,000 shares authorized, 164,005,450 and 161,958,810 shares issued as of December 31, 2025 and 2024, respectively; 159,139,562 and 161,009,112 shares outstanding as of December 31, 2025 and 2024, respectively	1,641	1,620
Additional paid-in capital	1,255,653	1,216,925
Accumulated deficit	(129,876)	(128,281)
Accumulated other comprehensive income(loss)	2,040	(13,424)
Treasury stock at cost,4,865,888 and 949,658 shares at December 31, 2025 and 2024, respectively	(66,663)	(18,184)
Total stockholders' equity	1,062,795	1,058,656
Total liabilities and stockholders' equity	$1,556,582	$1,575,104

CERTARA, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	TWELVE MONTHS ENDED DECEMBER 31,
(IN THOUSANDS)	2025	2024
Cash flows from operating activities:
Net loss	$(1,595)	$(12,051)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	75,162	68,033
Amortization of debt issuance costs	568	1,035
Provision for credit losses	1,144	1,464
Equity-based compensation expense	33,079	34,774
Change in fair value of contingent considerations	(3,597)	8,089
Deferred income taxes	(8,321)	(12,695)
Changes in assets and liabilities:
Accounts receivable	428	(16,225)
Prepaid expenses and other assets	(902)	(2,873)
Accounts payable, accrued expenses, and other liabilities	4,403	(4,765)
Deferred revenues	(3,018)	13,834
Other operating activities, net	(1,026)	1,846
Net cash provided by operating activities	96,325	80,466
Cash flows from investing activities:
Capital expenditures	(1,760)	(1,625)
Capitalized software development costs	(24,796)	(19,416)
Business acquisitions, net of cash acquired	—	(91,327)
Net cash used in investing activities	(26,556)	(112,368)
Cash flows from financing activities:
Common stock repurchase program	(42,610)	—
Proceeds from borrowings on term loan debt	—	6,305
Payment of debt issuance costs	—	(1,216)
Payments on long-term debt obligations	(2,991)	(2,255)
Payments for business acquisition related contingent consideration	(13,230)	(15,156)
Payment of taxes on shares and units withheld for employee taxes	(5,155)	(8,688)
Net cash used in financing activities	(63,986)	(21,010)
Effect of foreign exchange rate on cash and cash equivalents	4,426	(2,856)
Net increase (decrease) in cash and cash equivalents	10,209	(55,768)
Cash and cash equivalents at beginning of period	179,183	234,951
Cash and cash equivalents at end of period	$189,392	$179,183

NON-GAAP FINANCIAL MEASURES
The following table reconciles net income (loss) to Adjusted EBITDA:

	THREE MONTHS ENDED DECEMBER 31,		TWELVE MONTHS ENDED DECEMBER 31,
	2025	2024	2025	2024
	(in thousands)
Net income (loss)(a)	$(5,895)	$6,577	$(1,595)	$(12,051)
Interest expense(a)	5,119	5,004	19,738	21,520
Interest income(a)	(1,565)	(1,365)	(5,720)	(9,034)
(Benefit from) Provision for income taxes(a)	2,985	(4,397)	9,211	(5,133)
Depreciation and amortization expense(a)	19,104	18,216	75,162	68,033
Currency (gain) loss(a)	282	(182)	(891)	2,344
Equity-based compensation expense(b)	8,190	7,731	33,079	34,774
Change in fair value of contingent consideration(d)	(385)	(3)	(3,597)	8,089
Acquisition-related expenses(e)	1,435	1,275	3,843	5,426
Integration expense(f)	150	—	150	—
Transaction-related expenses(g)	928	—	928	2,625
Severance expenses(h)	2,190	—	2,190	183
Reorganization expense(i)	116	279	1,239	4,223
Loss on disposal of fixed assets(j)	(60)	388	(24)	401
Executive recruiting expense(k)	—	1	661	646
Litigation and settlement expense(l)	(127)	—	119	—
Adjusted EBITDA	$32,467	$33,524	$134,493	$122,046

The following table reconciles net income (loss) to adjusted net income:

	THREE MONTHS ENDED DECEMBER 31,		TWELVE MONTHS ENDED DECEMBER 31,
	2025	2024	2025	2024
	( in thousands)
Net income (loss) (a)	$(5,895)	$6,577	$(1,595)	$(12,051)
Currency (gain) loss(a)	282	(182)	(891)	2,344
Equity-based compensation expense(b)	8,190	7,731	33,079	34,774
Amortization of acquisition-related intangible assets(c)	14,104	14,390	56,224	54,431
Change in fair value of contingent consideration(d)	(385)	(3)	(3,597)	8,089
Acquisition-related expenses(e)	1,435	1,275	3,843	5,426
Integration expense(f)	150	—	150	—
Transaction-related expenses(g)	928	—	928	2,625
Severance expenses(h)	2,190	—	2,190	183
Reorganization expense(i)	116	279	1,239	4,223
Loss on disposal of fixed assets(j)	(60)	388	(24)	401
Executive recruiting expense(k)	—	1	661	646
Litigation and settlement expense(l)	(127)	—	119	—
Income tax expense impact of adjustments(m)	(6,060)	(5,778)	(21,408)	(28,220)

Adjusted net income	$14,868	$24,678	$70,918	$72,871

The following tables reconciles diluted earnings per share to adjusted diluted earnings per share:

	THREE MONTHS ENDED DECEMBER 31,		TWELVE MONTHS ENDED DECEMBER 31,
	2025	2024	2025	2024

Net income (loss) (a)	$(0.04)	$0.04	$(0.01)	$(0.08)
Currency (gain) loss(a)	-	-	(0.01)	0.02
Equity-based compensation expense(b)	0.05	0.05	0.21	0.22
Amortization of acquisition-related intangible assets(c)	0.09	0.09	0.35	0.34
Change in fair value of contingent consideration(d)	-	-	(0.02)	0.05
Acquisition-related expenses(e)	0.01	0.01	0.02	0.03
Integration expense(f)	-	-	-	-
Transaction-related expenses(g)	0.01	-	0.01	0.02
Severance expenses(h)	0.01	-	0.01	-
Reorganization expense(i)	-	-	0.01	0.03
Loss on disposal of fixed assets(j)	-	-	-	-
Executive recruiting expense(k)	-	-	-	-
Litigation and settlement expense(l)				-
Income tax expense impact of adjustments(m)	(0.04)	(0.04)	(0.13)	(0.18)
Adjusted Diluted Earnings Per Share	$0.09	$0.15	$0.44	$0.45

Basic weighted average common shares outstanding	159,281,100	160,891,458	160,394,418	160,392,805
Effect of potentially dilutive shares outstanding (n)	518,071	374,192	500,271	635,547
Adjusted diluted weighted average common shares outstanding	159,799,171	161,265,650	160,894,689	161,028,352

The following tables reconcile revenues to the revenues adjusted for constant currency:

	THREE MONTHS ENDED DECEMBER 31,			Change
	2025	2025	2024	$	%	$	%
	Actual	CC	Actual	Actual	Actual	CC Impact
	(GAAP)	(non-GAAP)	(GAAP)	(GAAP)	(GAAP)	(non-GAAP)	(non-GAAP)
	(in thousands except percentage)
Revenue
Software	$46,381	$45,695	$42,270	$4,111	10%	$(686)	8%
Services	57,267	56,885	58,091	(824)	-1%	(382)	-2%
Total Revenue	$103,648	$102,580	$100,361	$3,287	3%	$(1,068)	2%

	TWELVE MONTHS ENDED DECEMBER 31,			Change
	2025	2025	2024	$	%	$	%
	Actual	CC	Actual	Actual	Actual	CC Impact
	(GAAP)	(non-GAAP)	(GAAP)	(GAAP)	(GAAP)	(non-GAAP)	(non-GAAP)
	(in thousands except percentage)
Revenue
Software	$183,275	$181,795	$155,696	$27,579	18%	$(1,480)	17%
Services	235,563	234,213	229,452	6,111	3%	(1,350)	2%
Total Revenue	$418,838	$416,008	$385,148	$33,690	9%	$(2,830)	8%
(a.)Represents a measure determined under GAAP.
(b.)Represents expense related to equity-based compensation. Equity-based compensation has been, and will continue to be for the foreseeable future, a recurring expense in our business and an important part of our compensation strategy.
(c.)Represents amortization costs associated with acquired intangible assets in connection with business acquisitions.
(d.)Represents expense associated with remeasuring fair value of contingent consideration of business acquisition.
(e.)Represents costs associated with mergers and acquisitions and any retention bonuses pursuant to the acquisitions.
(f.)Represents integration costs related to post-acquisition integration activities.
(g.)Represents costs associated with our public offerings that are not capitalized, as well as debt issuance costs that are not deferred or treated as a contra-liability directly deducted from the carrying value of the associated debt liability.
(h.)Represents charges for severance provided to former executives.
(i.)Represents expenses related to reorganization, including legal entity reorganization and lease abandonment costs associated with the evaluation of our office space footprint.
(j.)Represents the gain/loss related to disposal of fixed assets.
(k.)Represents recruiting and relocation expenses related to hiring senior executives.
(l.)Represents expense related to a non-recurring employment litigation and settlement outside the normal course of business.

(m.)Represents the income tax effect of the non-GAAP adjustments calculated using the applicable statutory rate by jurisdiction.
(n.)Represents potentially dilutive shares that were included from our GAAP diluted weighted average common shares outstanding.